UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Embassy Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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_______________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, on Thursday, June 18, 2015, at 5:30 p.m. E.D.T. to vote upon the following matters:

(1)	To elect two (2) Directors of the Company to Class 2 for a term of three (3) years (see the attached proxy statement for a list of nominees).

(2)	To ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

(3)	To act upon such other business as may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of each of the nominees for Director listed in the attached proxy statement; and “FOR” the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Only shareholders of record at the close of business on April 20, 2015 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect your right to attend the annual meeting.  This notice and the attached proxy statement are being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

By the Order of the Board of Directors
/s/ Judith A. Hunsicker
Bethlehem, Pennsylvania	Judith A. Hunsicker
May 7, 2015	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2015.  This notice, the proxy statement, proxy card and 2014 Annual Report are available at: http://materials.proxyvote.com/290791.

i

PROXY STATEMENT

100 Gateway Drive, Suite 100

Bethlehem, Pennsylvania 18017

(610) 882-8800

May 7, 2015

Annual Meeting Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 18, 2015 at 5:30 p.m. E.D.T. at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania.  This proxy statement and the accompanying proxy are first being mailed to shareholders of the Company on or about May 7, 2015.

Who is entitled to vote?

Holding the Company’s common stock on April 20, 2015, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 7,366,874 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting, except for the election of directors, where shareholders have the right to vote cumulatively.  See “What vote is required to approve each proposal?” below.

On what am I voting?

You will be asked to elect two  (2) Directors as Class 2 Directors to serve for three-year terms expiring in 2018; and to ratify the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The Board of Directors is not aware of any other matters to be presented for action at the annual meeting.  If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Company’s Board of Directors.

How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends that you vote “FOR” the election of each of the nominees for Director listed in this proxy statement; and “FOR” ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the Annual Meeting and voting in person.

If you sign your proxy card but do not make any selections, your proxy will vote “FOR” the two  (2) persons nominated for election as directors; and “FOR” ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

How do I change my vote?

If you give the proxy we are soliciting, you may revoke it at any time before it is exercised:

•	by signing and returning a later-dated proxy; or
•	by giving written notice to Embassy Bancorp, Inc., 100 Gateway Drive, Suite 100, Bethlehem, PA 18017, Attention: Judith A. Hunsicker, Corporate Secretary; or
•	by voting in person at the annual meeting after giving written notice to Judith A. Hunsicker, Corporate Secretary.

A shareholder whose shares are held in “street name” should follow the instructions of his or her broker regarding revocation of proxies.  You should note that your presence at the meeting without voting in person will not revoke an otherwise valid proxy.

What is a quorum?

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the annual meeting.  There must be a quorum for the meeting to be held.  Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.  Brokers holding shares in “street name” for their customers are generally not entitled to vote on certain matters unless they receive voting instructions from their customers.  Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.”  Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

As of April 20, 2015, the record date, 7,366,874 shares of common stock were issued and outstanding.  The holders of a majority of the outstanding shares, or at least 3,683,438 shares, must be present in person or represented by proxy in order to establish a quorum.

What vote is required to approve each proposal?

Election of Directors

Assuming the presence of a quorum, the two (2) nominees for Class 2 Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.  Shareholders are permitted to vote cumulatively in the election of Directors only.  This means that a shareholder may multiply the number of shares held by the number of Directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among the candidates in any manner the shareholder desires.  To exercise cumulative voting rights via proxy, the shareholder must follow the instructions on the proxy card, including checking the box indicating that he or she is exercising cumulative voting and writing the number of shares to be voted for nominees.  A shareholder may also exercise cumulative voting rights by voting his shares by ballot at the annual meeting. The nominees who receive the most votes will be elected. In the case where a proxy is signed but not marked, the proxy will not be voted cumulatively; shares will be voted for all nominees.  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

Other Proposals

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on any such matters.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

How are proxies being solicited?

The Company will bear its own cost of solicitation of proxies for the meeting.  In addition to solicitation by mail, the company’s Directors, Executive Officers and employees may solicit proxies personally or by telephone, facsimile transmission or otherwise.  These Directors, Executive Officers and employees will not be additionally compensated for their solicitation efforts, but may be reimbursed for out-of-pocket expenses incurred in connection with these efforts.  The Company will reimburse brokerage firms, fiduciaries, nominees and others for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners of shares of common stock held in their names.

What is the deadline for shareholder proposals at next year’s annual meeting?

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2016 annual meeting of shareholders must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania, not later than January 8, 2016.  Under Rule 14a-4(c) (1) promulgated under the Securities and Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2015 annual meeting without inclusion in our proxy statement was received at our principal executive offices after March 21, 2015, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 18, 2015.  This proxy statement, the enclosed proxy card and our 2014 Annual Report are available at http://materials.proxyvote.com/290791.

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement and the documents that have been incorporated herein by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of our business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission (the “SEC”).

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this proxy statement, other than as may be required by applicable law or regulation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than twenty-five Directors, who shall hold office for a three year term or until their successors are duly elected and qualified.  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three year term of office and being as nearly equal in number as possible. Each of the members of the Company’s Board of Directors also serves as a Director of Embassy Bank for the Lehigh Valley, the Company’s wholly-owned bank subsidiary (the “Bank”).

Nominees for Election

The Board of Directors proposes the following two  (2) nominees be elected as Class 2 Directors to hold office for a period of three (3) years and until their successors have been elected and qualified:

John G. Englesson

Elmer D. Gates, Lead Director

Each of the nominees currently serves as a Class 2 Director with a term expiring in 2015.

The two  (2) nominees for Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected.  Unless otherwise instructed, proxies received from shareholders will be voted for the election of the nominees. If the nominees should become unavailable for any reason, proxies received from shareholders will be voted in favor of substitute nominees, as the Board of Directors shall determine.  The Board of Directors has no reason to believe that the nominees will be unable to serve if elected.  Any vacancy occurring on the Board of Directors, for any reason, may be filled by a majority of the Directors then in office until the expiration of the term of the vacancy.

Shareholders are permitted to vote cumulatively in the election of Directors.  See “What vote is required to approve each proposal? – Election of Directors” above for information about how to vote your shares cumulatively.

The Board of Directors recommends a vote FOR the election of the above-named nominees for election as Directors.

Information as to Nominees and Directors

We provide below information as of the date of this proxy statement about each nominee and Director of the Company.  The information includes information each Director has given the Company about his/her age, all positions held, principal occupation and business experience for the past five years.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that the nominee should serve as a Director, the Company also believes that all of the current Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly-held company.

Nominees for Class 2 Directors (terms to expire in 2015)

John G. Englesson, 62

Mr. Englesson is Co-Owner and Co-Founder of Integrity Business Services, LLC (Integrity SBS).  Integrity SBS provides Business Process Outsourcing Services to Mid-Sized to Large Scale Companies.  Mr. Englesson also owns and is President of zAxis Corp., a company dedicated to advising business leaders on profitability growing their businesses.  He has served in a number of executive management positions, as well as on several boards of emerging technology businesses.  He was one of the principal owners of Chadwick Telecommunications Corporation.  Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as a Board Member and its Treasurer.  He has also served on the Mayor of Allentown’s Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Helienic Educational Progressive Association as its President.  The Board believes that Mr. Englesson’s entrepreneurial and technical experience, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Elmer D. Gates, Lead Director, 85

Mr. Gates served as the non-executive Chairman of Embassy Bancorp, Inc. since its inception through June of 2009, and has since taken the position of Lead Director. Mr. Gates was formerly Chairman, President and Chief Executive Officer of Fuller Company which manufactured and sold equipment worldwide used in the mineral processing, pulp, cement, plastics and chemical industries.  He was a founding director of Ambassador Bank, a board member of the Lehigh Valley Bank, and a member of the U.S. Export-Import Bank Advisory Committee.  He is a past DeSales University Trustee and a current board member of the Lehigh Valley Partnership, a civic improvement agency. Mr. Gates is a past board member and Non-Executive Chairman of SI Handling Systems and past Director of PPL, both headquartered in the Lehigh Valley.  The Board believes that Mr. Gates’ many years in executive leadership, his prior board involvement in a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Current Class 3 Directors (terms to expire in 2016)

Bernard M. Lesavoy, 56

Mr. Lesavoy is an attorney and holds a Master’s Degree in Business Administration, as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987.  He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm’s Corporate and Real Estate Departments.  Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank.  His community involvement has included, among many others, service on the boards of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board. The Board believes that Mr. Lesavoy’s over twenty-five years of experience practicing law in the Lehigh Valley, his knowledge and involvement within the community, and his prior service on the advisory council of a bank, well qualifies him for service as a Director of the Company.

David M. Lobach, Jr. Chairman, 65

Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company and the Bank and has served as President and Chief Executive Officer since 2008 and 2001, respectively, and Chairman since 2009. He was co-founder of the Bank.  He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach currently serves on the Board of St. Luke’s Hospital Network, previously as Chairman.  In addition, he currently serves on the boards of Northampton County Historical Society, Lehigh County Seed Farm, Lehigh Valley Community Foundation, Lehigh Carbon Community College Foundation Board and on the advisory board for Bethlehem Area Vocational Technical School.  He is a former member of the Federal Reserve Bank of Philadelphia Advisory Council.  He has taught various banking and business programs at area colleges and universities, including Lehigh, Dickinson and Rutgers.  He is a former member of the Board of Trustees of Moravian College Seminary in Bethlehem, PA. He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theater, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Girl Scouts. The Board believes that Mr. Lobach’s extensive and diverse banking background and experience, as well as his extensive knowledge of and involvement in the community, well qualifies him for service as a Director of the Company.

John C. Pittman, 65

Mr. Pittman was a member of the advisory council of Ambassador Bank.  He is currently President of J.C. Pittman Inc. and owner of “The Brick Yard” in Northampton, PA.  He formerly was Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman is a member of the Amusement Ride Safety Board as an appointee of Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA.    The Board believes that Mr. Pittman’s experience as an entrepreneur operating his business in the Lehigh Valley, in addition to his prior service as advisory council to a bank, well qualifies him for service as a Director of the Company.

John T. Yurconic, 47

Mr. Yurconic is the President of the John Yurconic Agency, a local insurance, vehicle registration and driver’s license services agency with 11 locations in Lehigh, Northampton, Schuylkill, Berks and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc. (Title N Go), a software solutions corporation. Mr. Yurconic also served on the advisory council of Ambassador Bank. He currently serves on the boards of St. Luke’s Hospital-Allentown and the Greater Lehigh Valley Chamber of Commerce.  He has previously served as an executive board member for the Minsi Trail Council of the Boys Scouts of America. The Board believes that Mr. Yurconic’s experience in the insurance business since 1989, serving the greater Lehigh Valley community, his prior service as advisory council of a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Current  Class 1 Director (terms to expire in 2017)

Frank “Chip” Banko III, 56

Mr. Banko III is President of Warren Distributing Co., a wholesale distribution company with three locations in New Jersey.  He has worked in the family-owned and operated businesses since 1979, which include real estate holdings, and has a working knowledge of all aspects of those businesses.  Mr. Banko III is currently a board member of Lehigh County Agricultural Society and has previously served on the board of the Wildlands Conservancy.  The Board believes that Mr. Banko III’s experience as an entrepreneur, as well as his business knowledge, well qualifies him for service as a Director of the Company.

Geoffrey F. Boyer, CFP, 70

Mr. Boyer has been a Certified Financial Planner since 1985, with experience in financial planning, investments, insurance and banking.   Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He served as a past President of the Emmaus Rotary Club. He formerly served on the Board of the Greater Lehigh Valley Chamber of Commerce and as President of the Small Business Council. With his wife, he previously served as Co-Chair of the Lehigh Valley Red Cross Clara Barton Society.  Mr. Boyer is currently President of Boyer Financial Group and serves as an officer or director of several local small businesses and charitable endeavors. The Board believes that Mr. Boyer’s years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

John P. Brew, Jr., 59

Mr. Brew began his career in financial services in 1976 at L. F. Rothschild, where his work centered on community banks.  During his subsequent tenure with Smith Barney, Mr. Brew started the Bank Advisory Group and dealt with hundreds of community banks nationwide.  Mr. Brew has also served as principal of Investment Management Services for First National Bank of Bath and Pennsylvania Independent Bank.  At present, Mr. Brew is Co-Chairman of Seifried & Brew LLC, which provides strategic content and context to the community banking industry.  Mr. Brew is a nationally recognized speaker and author on community banking risk management and strategic planning. He has written books on community banking and recently co-authored “How the Seifried & Brew Total Risk Index Predicted 99% of Failed Banks”.  The Board believes that Mr. Brew’s extensive experience in advising community banks with respect to asset liability management, investment portfolio management, risk tolerance levels and strategic goal setting, well qualifies him for service as a Director of the Company.

Robert (“Bert”) P. Daday, 84

Mr. Daday is a retired PPL executive. He was formerly special assistant to the President of PPL.  He was formerly economic, development and community service manager for PPL.  He has participated on the boards of such organizations as the Lehigh Valley Partnership, where he is Secretary Emeritus, Lehigh Valley International Airport, Lehigh Valley Economic Development Corporation, Lehigh Valley Business Education Partnership, and the Commonwealth of Pennsylvania State Transportation Commission. The Board believes that Mr. Daday's role in community development and community service for PPL, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

All of the foregoing individuals have served as Directors since the organization of the Company in 2008, with the exception of Mr. Banko III (2011), and all have served as Directors of the Bank since its inception in 2001, with the exception of Mr. Yurconic (2007) and Mr. Banko III (2011).

Governance of the COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

Director Independence

As of April 20, 2015, all but three members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.  Mr. Lobach, Chairman, President, and CEO of the Company, Bernard Lesavoy, Esquire, whose firm provides legal services to the Company and who also serves as an officer of Red Bird Associates, LLC, and Frank Banko III, who owns 45% of Red Bird Associates LLC and who receives rent from the Bank for a branch office are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director.  For more information, please refer to “Certain Relationships and Related Transactions” below.

Leadership Structure of the Board; Lead Director

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Until June of 2009, Elmer Gates served as Chairman of the Company and the Bank, while David M. Lobach, Jr. served as President and Chief Executive Officer of both entities.  In connection with the resignation of Mr. Gates from the position of Chairman of the Board, which was effective as of the conclusion of the 2009 Annual Meeting of Shareholders, the Board of Directors appointed Mr. Lobach to the additional position of Chairman, believing that his service as President and Chief Executive Officer of the Bank and the Company since their respective inceptions, as well as his role as a founder of the Bank, uniquely qualified him for this role.  The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

In connection with his resignation from the position of Chairman of the Board, Mr. Gates was appointed by the Board of Directors to serve as the Company’s Lead Director.  Mr. Gates has been determined by the Board of Directors to be independent in accordance with the independence standards of the NASDAQ Stock Market.  The Lead Director is responsible for chairing meetings of the Board when the Chairman is excused or absent, for chairing any executive session of the Company’s independent Directors, and for calling special meetings of the independent Directors.

Role of the Board of Directors in Risk Oversight

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In carrying out its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review annual and quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

Attendance at Meetings

The Board of Directors held thirteen meetings in 2014, and meets no less frequently than on a monthly basis.

During 2014, each of the Directors attended over 80% of the aggregate of all meetings of the Board and the committees on which he or she served.

Each Director and nominee is expected to attend the Annual Meeting. All of the current Directors were present for the 2014 Annual Meeting of Shareholders, with the exception of Mr. Pittman.

Committees of the Board

Audit Committee

The Audit Committee of the Company’s Board of Directors met four times during 2014, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations”. The Audit Committee is comprised of Messrs. Brew (Chairman), Boyer, Englesson, and Yurconic.  Former Director M. Bernadette Holland also served on the Audit Committee in 2014.  Messrs. Lobach and Banko III attend the committee meetings in a non-voting capacity.  All voting members of the Audit Committee are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that Mr. Brew is an “audit committee financial expert” as defined in SEC Regulation S-K, by reason that, based upon Mr. Brew’s over thirty years’ experience in the investment and financial services industry and advising community banks, he has: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; an understanding of internal controls and procedures for financial reporting; and understanding of audit committee functions; and experience analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.  For further information regarding Mr. Brew, see “Current Class 1 Directors (terms to expire in 2017) – John P. Brew, Jr.” above.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

Other Committees; Personnel Committee

The Company does not have any other standing committees.

The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  With respect to the compensation of the Company’s Named Executive Officers, the Personnel Committee recommends to the full Board of Directors for its approval the compensation (both salary and bonus) of such persons based on, among other things, the following factors: the overall performance of the Company for the prior year; the amounts allocated in the Company’s budget toward compensation; and its review of the individual performance of the Named Executive Officers.  The Personnel Committee delegates to the Named Executive Officers the authority to establish the compensation of all other employees of the Company, within the parameters established by the Committee.

The Company did not engage the services of a compensation consultant in 2014.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to the compensation of the Named Executive Officers.  The Personnel Committee does not operate under a formal charter.

Nominating Process

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.  The Personnel Committee is comprised of the following Directors: Messrs. Gates (Chairman), Brew, Lesavoy, and Lobach.  Former Director Holland also served on the Personnel Committee in 2014.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

Due to the infrequency of nominations, the Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this Proxy Statement.  In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

Code of Conduct (Ethics)

The Board of Directors has adopted a Code of Conduct (Ethics) policy governing the Company’s Directors, Executive Officers and employees.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  A copy of the Code of Conduct (Ethics) policy is available on the Company’s website at www.embassybank.com under “Investor Relations”.

Certain Relationships and Related Transactions

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2014, total loans and commitments of approximately $3.3 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 5.38% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of persons related to the Company, including Mr. Lobach, Ms. Hunsicker, each of the current Directors of the Company and former Director Frank Banko, with the exception of Messrs. Banko III, Gates, and Yurconic formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located. Directors Brew and Englesson divested their ownership in Red Bird in 2009 and 2011, respectively.  Frank Banko III now holds the interest in Red Bird originally held by former Director Frank Banko.

Red Bird purchased the property subject to the existing leases of all tenants in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The original terms for the Bank’s lease were negotiated with the former owner in the year 2000.  In 2012, the Bank and Red Bird agreed to extend the term through February 28, 2017 on terms comparable for similar space in the Lehigh Valley area.  Red Bird received rents for the Gateway Drive location totaling $358,788 during 2014 and the Bank has an outstanding lease commitment to pay $800,000 over the remaining term of the lease.  Red Bird also owns 5,600 shares of Company common stock.

In March 2006, the Bank entered into a lease agreement with Frank Banko providing for the lease of 2,918 square feet of first floor office space for the purpose of opening a branch at 925 W. Broad St. in Bethlehem, which lease is now held by Director Frank Banko III. Prior to its execution, the Bank obtained a third party valuation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2014, the Bank paid $45,000 for rent of the West Broad St., Bethlehem, location and has an outstanding lease commitment to pay $75,000 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC.  Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank.  In 2014, the Company and the Bank paid $84,439 to Lesavoy Butz & Seitz LLC in consideration for such services.

Pursuant to the Company’s Code of Conduct (Ethics), the Board is responsible for overseeing transactions between the Company and/or the Bank and any of its affiliated parties, including Directors and Executive Officers.  In accordance therewith, each of the foregoing transactions was approved by a majority of the disinterested Directors then in office.  It is the policy of the Company to ensure that transactions with affiliates are conducted on an arm’s length basis.

Executive Officers

We identify below each of the Executive Officers of the Company and the Bank, their age as of May 7, 2015, the position they currently hold and their professional experience.  For purposes of this proxy statement, the Executive Officers identified below constitute the “Named Executive Officers” of the Company, as determined in accordance with SEC rules.

David M. Lobach, Jr., 65

See profile set forth above under the heading “Current Class 3 Directors”.

Judith A. Hunsicker, 54

Ms. Hunsicker is the Sr. Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the entities in 2008 and 2001, respectively. She began her banking career in 1980.  Prior to joining the Company, she was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, and the Lehigh Valley CRA Officers Group.  She is the chairperson and member of the boards and executive committees of the Lehigh Valley Community Land Trust, and Skills USA, Lehigh Valley Council.  She also serves as secretary, board and executive committee member of Community Lender Community Development Corporation.  She previously served on the finance committee and as Board President of the Neighborhood Housing Services of the Lehigh Valley.  She was previously a board member or volunteer with such organizations as the Bethlehem YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, Lehigh Valley Coalition of Affordable Housing, and Junior Achievement of the Lehigh Valley.

James A. Bartholomew, 61

Mr. Bartholomew serves as Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank.  He began his banking career in 1974.  Prior to joining the Bank at its inception in November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He has previously served as Chairman of the Board of Lehigh Valley Economic Development Corporation and on their Board of Directors.  He has also served in the past as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College, and participated on the boards of the Allentown Boys Club, Hispanic American Organization and Allentown Economic Development Corporation.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with SEC Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;
•	Investment power, which includes the power to dispose or direct the disposition of the stock; or
•	The right to acquire beneficial ownership within 60 days after April 20, 2015.

Beneficial Ownership of Principal Holders

The following table shows, to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on April 20, 2015, more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned

Frank Banko III	500,731	(1)	6.73%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

David M. Lobach, Jr.	388,721	(2)	5.22%
c/o Embassy Bancorp, Inc.
100 Gateway Drive, Suite 100
Bethlehem, PA 18017

(1) Includes 2,452 shares held by spouse and 2,543 shares attributable to Mr. Banko's interest in Red Bird.

(2) Includes 45,469 shares held by spouse; 192 shares held jointly with son; 152 shares held as custodian under UGMA for granddaughter; 618 shares attributable to Mr. Lobach's interest in Red Bird; and 49,292 shares issuable pursuant to presently exercisable stock options.

Beneficial Ownership of Executive Officers and Directors

The following table sets forth, as of April 20, 2015, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the Named Executive Officers and all Executive Officers and Directors of the Company as a group.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Directors and Named Executive Officers
Frank Banko III	500,731	(2)	6.73%
James R. Bartholomew	20,393	(3)	*
Geoffrey F. Boyer	103,535	(4)	1.39%
John P. Brew	330,279	(5)	4.44%
Robert P. Daday	33,612	(6)	*
John G. Englesson	84,686	(7)	1.14%
Elmer D. Gates	256,005	(8)	3.44%
Judith A. Hunsicker	63,637	(9)	*
Bernard M. Lesavoy	149,668	(10)	2.01%
David M. Lobach, Jr.	388,721	(11)	5.22%
John C. Pittman	370,041	(12)	4.97%
John T. Yurconic	22,740	(13)	*

All Executive Officers, Directors and Nominees as a Group (12 Persons)	2,324,048		31.21%
* Indicates beneficial ownership of less than 1%
(1) Unless otherwise indicated, to the knowledge of the Company, all persons listed have sole voting and investment power with respect to their shares of Company common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 20, 2015 (“presently exercisable stock options”), in the amount of 79,279. Amounts reported in this column also include shares attributable to the respective person as a result of their ownership interest in Red Bird
Associates, LLC. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares beneficially owned. Beneficial ownership may be disclaimed as to certain of these shares.
(2) Includes 2,452 shares held by spouse and 2,543 shares attributable to Mr. Banko's interest in Red Bird.
(3) Includes 2,693 shares held jointly with spouse; 61 shares held by spouse as custodian for grandson; and 60 shares held by spouse as custodian for granddaughter.
(4) Includes 5,276 shares held by spouse; 12,125 shares held as custodian under UGMA; and 206 shares attributable to
Mr. Boyer's interest in Red Bird.
(5) Includes 57,797 shares held as custodian for Jay Brew LLC 401K Plan.
(6) Includes 33,067 shares held jointly with spouse and 545 shares attributable to Mr. Daday's interest in Red Bird.
(7) Includes 3,593 shares held by spouse and 2,814 shares held by spouse under UGMA.
(8) Includes 30,991 shares held as trustee of Mr. Gates's revocable trust and 218,781 shares held as trustee of spouse's revocable trust.
(9) Includes 52 shares held jointly with spouse; 51 shares held by son; 40 shares attributable to Ms. Hunsicker's interest in Red Bird;
and 29,987 shares issuable pursuant to presently exercisable stock options.
(10) Includes 80,967 shares held jointly with spouse; 2,564 shares held by spouse; 22,453 held as custodian under UGMA; and
412 shares attributable to Mr. Lesavoy's interest in Red Bird.
(11) Includes 45,469 shares held by spouse; 192 shares held jointly with son; 152 shares held as custodian under
UGMA for granddaughter; 618 shares attributable to Mr. Lobach's interest in Red Bird; and 49,292 shares issuable pursuant to presently exercisable stock options.
(12) Includes 5,555 shares held by spouse; 150 shares held by spouse as custodian under UGMA; and 618 shares attributable to Mr. Pittman's interest in Red Bird.
(13) All Shares held jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires Directors, Executive Officers and persons who beneficially own more than 10% of the Company’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the period January 1, 2014 through December 31, 2014, its Directors, Executive Officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act.

INFORMATION CONCERNING COMPENSATION

Compensation Philosophy

The Board of Director’s annual compensation decisions are the product of a multi-step process.  Annual salary adjustments are determined in light of budgetary constraints and overall performance.  Both cash and equity bonuses are completely discretionary and based upon an evaluation of both the employee’s and Company’s overall performance for the prior year.

In determining the amounts to be allocated toward compensation in the Company’s annual budget, generally, as well as the compensation to be paid to the Named Executive Officers, specifically, the Board of Directors and Personnel Committee have always placed a strong emphasis on the overall performance of the Company, its efficiency ratio (e.g., noninterest expense divided by total revenue (net interest income plus noninterest income)), and the productivity ratios of total assets to employee, total loans to employee, total deposits to employee, and net income  to employee (the “employee ratios”).  The Board believes that the efficiency ratio and employee ratios are particularly important in determining compensation because it views such ratios as reasonable indicators of individual and team efforts.  The Board also believes in running the Company for the long term and looks toward its management team to lead the Company’s future growth.

For the year ended December 31, 2014, the Company’s team productivity benchmarks or employee ratios were in the very top quartile of performance in comparison to those institutions that the Company considers its peers (e.g., a total of 28 Pennsylvania financial institutions with total assets ranging from $500 million to $1 billion).  Importantly, it should be noted that those financial institutions the Company considers its peers, have 47% greater overall average salary and benefit costs as a percent of average assets than that of Embassy’s. When one considers this fact together with the return on investment on an employee-by-employee basis, as indicated by the employee ratios, the Board feels strongly that employees are fairly compensated for their efforts.  In other words, because the Company has fewer employees supporting a greater number of assets, loans, deposits, and net income than the average of its peers, it is beneficial for the Company to pay such employees for their high level of expectations and resulting performance.

         The Board of Directors believes that its compensation philosophy and the resultant compensation paid to the Company’s employees, and the programs and practices on which such compensation decisions are based, are reasonable and do not present any risks that are reasonably likely to have a material adverse effect on the Company.

More specifically, with respect to risk management, the Board further believes that by allocating a significant percentage of an employee’s total compensation to salary, not linking annual incentive compensation to pre-determined annual performance criteria, and rewarding employees for their efforts on an employee-by-employee basis, the Company’s compensation program is fair to the Company and the employee, and any incentive for an employee to take unnecessary and excessive risk is adequately minimized.

Finally, and most importantly, the Board believes that its approach to compensation has enabled the Company to enjoy a stable team of highly engaged banking professionals who have continued to fine tune the Company’s unique business model, culture, and resulting performance.

Director Compensation

Director Summary Compensation Table

The following table summarizes the compensation paid by the Company to Directors for the fiscal year ended December 31, 2014, for services rendered in 2013 other than David M. Lobach, Jr., who did not receive compensation as a Director.

Name	Fees Earned or Paid in Cash	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Frank Banko III	$-	$-	$-	$-	$117.00	$117.00
Geoffrey F. Boyer	7,505.02	7,494.98	-	-	-	15,000.00
John P. Brew	4.91	13,210.09	-	-	152.00	13,367.00
Robert P. Daday	6,254.19	6,240.81	-	-	-	12,495.00
John G. Englesson	7,505.02	7,494.98	-	-	178.00	15,178.00
Elmer D. Gates	7,003.19	6,991.81	-	-	-	13,995.00
M. Bernadette Holland (2)	6,486.38	6,473.62	-	-	142.00	13,102.00
Bernard M. Lesavoy	7,130.52	7,119.48	-	-	117.00	14,367.00
John C. Pittman	7,377.69	7,367.31	-	-	298.00	15,043.00
John T. Yurconic	3.49	14,276.51	-	-	46.00	14,326.00

(1) Includes bank owned life insurance "BOLI" purchased by the Company on certain of its employees and directors.
(2) As previously reported, Ms. Holland's service as a director ended on February 16, 2015.

Non-employee Director Compensation Program

Pursuant to the Company’s Non-employee Director Compensation Program established in October 2010 and effective commencing with the 2011 fiscal year, each non-employee Director of the Company is entitled to receive annual compensation in the amount of $12,000 payable, at the election of the Director, in shares of Company common stock, par value $1.00 per share, or a combination of cash and Company common stock; provided, however, that the cash portion of any such election shall be limited to fifty percent (50%) of the total amount of the annual fee.  On November 16, 2012, the Board approved an increase to the annual compensation paid to each non-employee Director of the Company to $15,000 effective with the 2013 fiscal year.  Further, on January 17, 2014, the Board approved an increase to the annual compensation paid to each non-employee Director of the Company to $15,750 effective with the 2014 fiscal year.  Company common stock issued in payment of the annual fee is issued pursuant to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.

In order for a Director to be eligible to receive the annual fee, a Director must have attended at least seventy-five percent (75%) of all meetings of the Board of Directors and of the committee(s) on which he or she serves held during the subject year.  In the event that the Director attends at least seventy-five percent (75%), but less than one hundred percent (100%), of all such meetings held during a subject year, the annual fee will be prorated accordingly.  For example, if a Director attended eighty percent (80%) of all meetings of the Board and of the committee(s) on which he or she serves held in 2013, he or she would be entitled to receive an annual fee equal to eighty percent (80%) of $12,000, or $9,600. If a Director attended seventy four percent (74%) of all such meetings held in 2013, he or she would not be entitled to receive an annual fee.

Equity Incentive Plans

Non-employee Directors of the Company and the Bank remain eligible to participate in the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.  For information regarding the 2010 Stock Incentive Plan, see “Executive Compensation – Equity Incentive Plans” below.

Executive Compensation

Summary Compensation Table

The table below sets forth the compensation awarded to, earned by, or paid to each of the Named Executive Officers for the year ended December 31, 2014 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified below, and other benefits common to all employees of the Bank.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
David M. Lobach	2014	$471,827	$90,000	$57,748	$548,953	$31,994	$1,200,522
CEO, President and Chairman	2013	$445,120	$87,000	$37,787	$406,998	$22,787	$999,692
Judith A. Hunsicker	2014	$315,308	$60,000	$38,590	$103,248	$12,468	$529,614
COO, CFO and Senior Executive VP	2013	$297,460	$58,000	$25,252	$75,461	$10,695	$466,868
James R. Bartholomew	2014	$239,257	$45,500	$-	$156,149	$9,063	$449,970
Executive Vice President& SLO	2013	$225,714	$38,000	$-	$117,541	$5,980	$387,235
(1) Option awards are valued based upon the Black-Scholes option valuation model. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model are set forth in footnote 11 to our consolidated financial statements in our Annual Report on Form 10-K.
(2) Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, and personal use of company vehicle.

The current annual salaries of the Named Executive Officers are: Mr. Lobach - $500,137; Ms. Hunsicker - $334,226 and Mr. Bartholomew - $253,612.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above Named Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Named Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of  three times annual salary in the event of death while employed. The Named Executive Officers each have employment agreements and supplement executive retirement plan agreements, as outlined below under “Agreements with Executive Officers,” and are eligible to participate in the Company’s 2010 Stock Incentive Plan, described below.

Outstanding Equity Awards at Fiscal Year End Table

The following table sets forth information concerning the grant and exercise of stock options awarded to the Company’s Named Executive Officers.  In accordance with their respective employment agreements, in January 2014 the Company issued an aggregate of 29,663 stock options to Mr. Lobach and Ms. Hunsicker (17,781 and 11,882 shares each, respectively) pursuant to the Company’s 2010 Stock Incentive Plan.  These options vest ratably in three annual installments.  No stock options were awarded from 2006 through 2011.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-14

		Option Awards

Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date

David M. Lobach	2014	-	17,781	$7.51	01/17/23
CEO, President and	2013	5,943	11,885	7.00	02/22/22
Vice Chairman	2012	20,987	10,493	7.00	02/17/21
	Total	26,930	40,159	$7.14

Judith A. Hunsicker	2014	-	11,882	$7.51	01/17/23
COO, CFO and	2013	3,972	7,942	7.00	02/22/22
Senior Executive VP	2012	14,087	7,044	7.00	02/17/21
	Total	18,059	26,868	$7.13

The Company does not currently maintain any non-qualified contributory deferred compensation plans in which its Named Executive Officers participate.

Agreements with Executive Officers

Employment Agreements

The Bank is party to an employment agreement, dated January 2006, with David M. Lobach, Jr., who is Chairman, President and Chief Executive Officer of the Company and the Bank. As amended, the agreement provides for perpetual employment until Mr. Lobach reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Mr. Lobach currently receives an annual salary of $500,137, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for the potential annual award of stock options with market value of not less than 30% of his salary. Mr. Lobach’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in five annual payments and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement, dated January 2006, with Judith A. Hunsicker, who is Sr. Executive Vice President, Chief Operating and Financial Officer of the Company and the Bank. As amended, the agreement provides for perpetual employment until Ms. Hunsicker reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Ms. Hunsicker currently receives an annual salary of $334,226, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Ms. Hunsicker’s contract further provides for the potential annual award of stock options with market value of not less than 30% of her salary. Ms. Hunsicker’s contract also provides that in the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in five annual payments and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank is party to an employment agreement, dated February 2009, with Mr. Bartholomew, who is Executive Vice President of Commercial Lending. As amended, the agreement provides for a three year term with successive one year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $253,612 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Lobach and Ms. Hunsicker’s employment agreements are automatically renewed, in perpetuity, until the age of 70, unless earlier terminated (1) by the Bank for cause, (2) by voluntary resignation or disability of the executive, (3) upon written notice from the Board of Directors for any other reason, with such termination effective five years from the date of notice, or (4) under the change in control provisions discussed below. Mr. Bartholomew’s employment agreement is for a three year term beginning February 2009, and thereafter automatically continues such that there is never less than three years remaining in the agreement, unless terminated upon prior notice.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company would subject the executives to a 20% excise tax as a golden parachute, the executives will be entitled to receive an additional gross up payment under the employment agreements equal to the total excise tax imposed. In the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the golden parachute payment and tax gross up payment would not be deductible by the Company.

Supplemental Executive Retirement Plans

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Mr. Lobach which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $283,096 to Mr. Lobach, of which $140,000 in benefits accrue through a normal retirement age of 65 and $143,096  in benefits accrue through a normal retirement age of 70, and are payable upon retirement after he reaches the specified normal retirement age.  Lesser benefits are provided for retirement prior to the specified normal retirement age.  The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

The Bank has also entered into SERPs with Ms. Hunsicker and Mr. Bartholomew, which provide for the Bank’s annual payment of $189,185 to Ms. Hunsicker and $119,629 to Mr. Bartholomew upon their retirement after reaching age 65. Lesser benefits are provided for retirement prior to age 65. The annual benefit is payable in equal monthly installments continuing for a period of fifteen (15) years.

Pursuant to the agreements, if it is determined that any payment to be made to the foregoing executives under these agreements is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable to such executive under his or her agreement will be adjusted upward such that the executive will be in the same after-tax position as if no excise tax had been imposed.

Change in Control Provisions

The aforementioned employment agreements and SERPs with the Company’s Named Executive Officers all include change-in-control provisions which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

For purposes of the employment agreements and SERPs, “change in control” is defined to mean a change in the ownership or effective control of the Bank or the Company, as described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; or (2) employment is terminated by the executive for his/her reason. When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in five annual installments beginning on the effective date of resignation or termination, as well as health and other fringe benefits for a period of five years.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond Routes 512 & 22 in Bethlehem, PA. When a triggering event occurs following a change in control, Mr. Bartholomew would be entitled to receive three times the sum of his annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health and other fringe benefits for one year.

With respect to the SERPs, if the individual’s employment with the Bank is involuntarily terminated within two years after a “Change in Control” (as defined above) of the Company, payment thereunder will commence immediately in an amount equal to the amount which would have been payable as though the executive retired from service with the Bank upon attaining normal retirement age.

If the individual is determined to be a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), payments to such individual pursuant to the employment agreements and SERPs, other than payments qualifying as short term deferrals or an exempt separation pay arrangement under Section 409A, shall not begin earlier than the first day of the seventh month after the date of termination.

Stock Incentive Plan

At the Company’s annual meeting on June 16, 2010, the shareholders approved the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “SIP”).  The SIP authorizes the Board of Directors, or a committee authorized by the Board of Directors, to grant a stock award to (i) designated officers (including officers who are directors) and other designated employees at the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors and advisors and consultants to the Company and its subsidiaries.  The Board of Directors believes that the SIP will cause the designated participants to contribute materially to the growth of the Company.   Awards issued under the SIP may take the form of incentive stock options as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards.  The terms of the awards, including the vesting schedule, if any, will be determined by the Board (or committee) at the time of grant.  All options granted under the SIP will not have a term in which it may be exercised that is more than ten years from the time the option is granted.

As of  April 20, 2015, the aggregate number of shares available for issuance under the SIP is 351,897.  The SIP provides for appropriate adjustments in the number and kind of shares available for issuance thereunder in order to avoid dilution in the event of merger, stock splits, stock dividends or other changes in the capitalization of the Company.  The SIP expires on June 15, 2020. In January 2014, the Company issued an aggregate of 10,209 shares of restricted stock to non-employee Directors in connection with the Non-employee Director Compensation Program, as well as stock options to purchase an aggregate of 29,663 shares of common stock to Mr. Lobach and Ms. Hunsicker (17,781 and 11,882 shares each, respectively), pursuant to the terms of their employment agreements.  In total, options for the purchase of 112,016 shares are outstanding as of December 31, 2014 under the Incentive Plan at a weighted average exercise price of $7.14.

No awards were granted under the SIP during 2011 and 2010.

Awards issued under the Option Plan and SIP vest automatically upon a change in control of the Company.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT registered public accounting firm

On October 1, 2014, Embassy Bancorp, Inc. (the “Company”) was notified that ParenteBeard LLC (“ParenteBeard”), the Company’s independent registered public accounting firm, merged with Baker Tilly Virchow Krause, LLP (“Baker Tilly”). Accordingly, effective October 1, 2014, ParenteBeard ceased to act as the Company’s independent registered public accounting firm and Baker Tilly was retained to act in such a capacity going forward.  The engagement of Baker Tilly as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 1, 2014, the date of resignation, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its reports.

The Company’s Audit Committee has recommended, and the Company’s Board of Directors has approved, the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  The Board of Directors proposes that the shareholders ratify this selection.  Representatives of Baker Tilly Virchow Krause, LLP will attend the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

The affirmative vote of a majority of the votes cast, in person or by proxy, is required to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm.  Abstentions and broker non-votes will have no effect in calculating the votes on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2015.

Independent Registered Public Accounting firm

The Company’s independent registered public accounting firm for the year ended December 31, 2014 was Baker Tilly Virchow Krause, LLP and such firm is expected to be the Company’s independent registered public accounting firm for the current year.  Representatives of the firm are expected to be present at the shareholder’s meeting for questions and will be given an opportunity to make a statement if they so desire.

Pursuant to its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, and ensuring the independence of such firm.

Audit Fees and Other Fees

The following fees were paid by the Company to Baker Tilly Virchow Krause, LLP and ParenteBeard LLC for services rendered in 2014 and 2013, respectively:

	2014	2013

Audit fees (1)	$76,280	$75,745
Tax fees (2)	10,036	15,673
	$86,316	$91,418

(1) Audit fees included fees for professional services rendered for the audit of the Company's consolidated financial statements and the review of the Company's Forms 10-Q. Audit related fees included fees for services that are normally provided by Baker Tilly Virchow Krause, LLP in connection with statutory and regulatory filings that are reasonable related to the audit of the Company's financial statements. Also, fees billed for other engagements of assurance and related services by Baker Tilly Virchow Krause, LLP that are reasonably related to the performance of the audit are reported under the audit related fees section.
(2) Tax fees include fees billed for professional services rendered by Baker Tilly Virchow Krause, LLP for tax compliance or advice. These services included the preparation of the Company's 2013 and 2012 Federal
Corporate Tax Reports along with the Bank's 2014 and 2013 Pennsylvania Bank Shares Tax Returns.

REPORT OF AUDIT COMMITTEE

The Audit Committee met four times during 2014.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2014, with the Company’s management.  In addition, the Committee has discussed with Baker Tilly Virchow Krause, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, under PCAOB Auditing Standard No. 16, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by PCAOB Rule 3526, and has discussed with Baker Tilly Virchow Krause, LLP its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by Baker Tilly Virchow Krause, LLP with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2014, be included in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “Investor Relations.”

March 27, 2015

John P. Brew, Chairman

Geoffrey F. Boyer

John G. Englesson

John T. Yurconic

ANNUAL REPORT ON FORM 10-K

The Company’s 2014 Annual Report on Form 10-K for the year ended December 31, 2014 is being mailed with this proxy statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K, as filed with the SEC. Such requests should be directed to Judith A. Hunsicker, Corporate Secretary, at the address shown on the first page of this proxy statement.  The Form 10-K is also available on the SEC website at http://www.sec.gov and on the Company’s website at www.embassybank.com under “Investor Relations”.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters shall properly come before the meeting and be voted upon, your properly executed proxy card will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters in accordance with the direction of the Company’s Board of Directors.

REVOCABLE PROXY

EMBASSY BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

JUNE 18, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Lobach, Jr. and Judith A. Hunsicker, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2015 Annual Meeting of Shareholders to be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, at 5:30 p.m. E.D.T. on Thursday, June 18, 2015, and at any adjournments or postponements thereof, as follows:

1.	Proposal to elect two (2) directors to Class 2 for a three (3) year term.

Nominees:  John G. Englesson and Elmer D. Gates, Lead Director.

☐ FOR all nominees listed herein	☐ WITHHOLD AUTHORITY to vote for all
(except as withheld)	nominees listed herein

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

Shareholders may vote cumulatively in the election of directors.  This means that a shareholder may multiply the number of shares held by the number of directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among candidates in any manner the shareholder desires.

☐ Check here if voting cumulatively and write the number of votes cast on the appropriate line (s) below:

John G. Englesson __________	Elmer D. Gates, Lead Director __________

2.	Proposal to ratify the selection of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

______ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The board of directors recommends a vote FOR Proposals 1, and 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2015:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2014 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

_________________________________________________	____________________________________________________
Print Name	(Signature(s) of shareholder)	(Date)
_________________________________________________	____________________________________________________
Print Name	(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE INSERT YOUR ADDRESS IN THE FOLLOWING LINE:

1